EXHIBIT 99.1

CAPITOL BANCORP LIMITED

EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

ARTICLE I	PURPOSE	1
ARTICLE II	DEFINITIONS	1
2.1	Definitions	1
ARTICLE III	PARTICIPATION AND SERVICE	10
3.1	Participation	10
3.2	Service	11
3.3	Participation and Service Upon Reemployment	11
ARTICLE IV	CONTRIBUTIONS AND FORFEITURES	13
4.1	Employer Contributions	13
4.2	After Tax Contributions by Participants	13
4.3	Final Disposition of Forfeitures	14
4.4	Rollover or Transfer Amount from Other Plans	14
ARTICLE V	ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS	14
5.1	Individual Accounts	14
5.2	Account Adjustments	16
5.3	Limitation on Allocations	19
ARTICLE IV	BENEFITS	23
6.1	Benefit Distributions	23
6.2	Normal Retirement, Early Retirement or Disability	24
6.3	Death	24
6.4	Termination for Other Reasons	25
6.5	Payment of Benefits	29
6.6	Distribution Restrictions	40
6.7	Waiver of Distribution Restrictions	43

6.8	Hardship Distributions	45
6.9	Involuntary Cashout Distributions	45
ARTICLE VII	PROVISIONS REGARDING EMPLOYER STOCK	46
7.1	Distribution of Cash Dividends	46
7.2	Voting Employer Stock	46
7.3	Diversification of Investments	46
7.4	Independent Appraisal of Employer Stock	47
7.5	Rights, Options and Restrictions on Employer Stock	47
7.6	Securities and Exchange Commission Approval	48
7.7	Special Rules for Pre-1987 Stock	49
ARTICLE VIII	TRUST FUND	49
8.1	Trust Contributions	49
8.2	Investment of Trust Assets	49
ARTICLE IX	ADMINISTRATION	51
9.1	Allocation of Responsibility Among Fiduciaries	51
9.2	Appointment of Committee	52
9.3	Claims Procedure	53
9.4	Records and Reports	53
9.5	Other Committee Powers and Duties	53
9.6	Rules and Decisions	54
9.7	Authorization of Benefit Payments	54
9.8	Application and Forms for Benefits	54
9.9	Indemnification	54

ARTICLE X	MISCELLANEOUS	55
10.1	Nonguarantee of Employment	55
10.2	Rights to Trust Assets	55
10.3	Nonalienation of Benefits	55
10.4	Discontinuance of Employer Contributions	56
10.5	Controlled Group of Corporations	56
10.6	Unclaimed Pension Checks	56
10.7	Correction of Errors	56
10.8	Construction	56
10.9	No Interest in Employer Affairs	56
ARTICLE XI	AMENDMENTS AND ACTION BY EMPLOYER	57
11.1	Amendments	57
11.2	Action by Employer	57
11.3	Amendment or Change of Vesting Schedule	57
ARTICLE XII	SUCCEESSOR EMPLOYER, MERGER OR CONSOLIDATION	58
12.1	Successor Employer	58
12.2	Plan Assets	58
ARTICLE XIII	PLAN TERMINATION	58
13.1	Right to Terminate	58
13.2	Partial Termination	59
13.3	Liquidation of the Trust Fund	59
13.4	Manner of Distribution	59
ARTICLE XIV	TOP HEAVY PLAN RESTRICTIONS	59
14.1	General Rule	59
14.2	Top Heavy Test	59
14.3	Superseding Rules	61
14.4	Special Definitions	62

CAPITOL BANCORP LIMITED

EMPLOYEE STOCK OWNERSHIP PLAN

ARTICLE I - PURPOSE

Effective January 1, 1988, Capitol Bancorp Limited established the Capitol Bancorp Limited Employee Stock Ownership Plan and Trust Agreement to enable its eligible employees to acquire stock ownership interests in the Employer. Therefore, funds accumulated pursuant to this Plan and the Trust established hereunder will be invested primarily or totally in qualifying employer securities, as defined in Section 409(l) of the Internal Revenue Code and Section 407(d)(5) of ERISA, in the shares of common stock or preferred stock (meeting certain requirements) of Capitol Bancorp Limited or an Affiliated Employer.

The Plan is also designed to meet the general financing requirements of the Employer, including capital growth and transfers in the ownership of Capitol Bancorp Limited stock.

The Plan has been amended and restated, and the Employer has adopted the amended and restated Plan effective as of January 1, 1997.

The Plan is a stock bonus plan and an employee stock ownership plan which is intended to meet the applicable requirements of Sections 401(a), 501(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended by the Small Business Job Protection Act, TRA '97, USERRA, GATT and RRA '98.

The provisions of this Plan do not apply to Employees who terminate employment prior to the Effective Date. Unless otherwise indicated herein, the rights and benefits, if any, of an Employee who terminates employment prior to the Effective Date shall be determined in accordance with the prior provisions of the Plan in effect on the date of his employment termination.

ARTICLE II - DEFINITIONS

2.1    Definitions. The following words and phrases shall, when used herein, have the following respective meanings unless their context clearly indicates otherwise:

A.  Acquisition Loan. A loan or other extension of credit used by the Trustee to finance the acquisition of Employer Stock.

B.  Adjustment Factor. The cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

C.  Affiliated Employer. The Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under

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common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

D.  Annual Additions. With respect to each Plan Year, the sum of the following amounts allocated to a Participant's account during the Limitation Year:

1.	Employer contributions;

2.	Employee contributions;

3.	Forfeitures; and

4.
Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer and allocations under a SEP which is maintained by the Employer are treated as Annual Additions to a defined contribution plan.

For this purpose, any excess amount applied under Sections 5.3(A)(1)-(4) or Section 5.3(B) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

Employee contributions shall not include Rollover or Transfer Amounts for purposes of this definition of Annual Additions.

The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition.

E. Authorized Leave of Absence. Any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence.

F. Beneficiary. A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.5 to receive any death benefit which shall be payable under this Plan.

G. Break in Service. A twelve consecutive month period during which an Employee completes 500 or fewer Hours of Service shall constitute a Break in Service. A Break

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in Service will be measured on the same Eligibility Computation Period as is a Year of Service; provided however, for purposes of determining the Participant’s vested interest in the Plan, a Break in Service shall be measured on the same twelve consecutive month period as the Participant’s Vesting Computation Period.

H. Committee. The ESOP Committee appointed by the Board of Directors in accordance with Article IX.

I. Compensation. Compensation shall mean the total of all amounts paid to a Participant by the Employer for personal services determined on the same basis as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2). The following rules shall apply for purposes of this definition:

1.  Any Employee pre-tax salary reduction contributions to a tax deferred annuity under Code Section 403(b) or to a cafeteria plan under Code Section 125 or to a deferred compensation plan under either of Code Sections 401(k) or 402(h)(1)(B) shall be included in Compensation for purposes hereof. For Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4) shall be included in Compensation for purposes hereof.

2.  Any benefits paid under this and any other deferred compensation plan and any qualified retirement plan shall be excluded from Compensation for purposes hereof.

3.  For purposes of Employer contributions under Section 4.1, Compensation shall include Compensation paid to the Participant for the entire Plan Year, regardless of when his participation in the Plan commenced.

4.  The annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

5.  Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of employment or service performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

J.  Disability. Disability means a physical or mental disorder resulting from a bodily injury or disease which renders a Participant incapable of engaging in any occupation or employment whatsoever for remuneration. The Committee shall determine in a uniform and

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nondiscriminatory manner and in its sole discretion on the basis of a certification by at least one physician whether an individual is Disabled as that term is defined in this Section 2.1(J).

K.  Disqualified Person. Fiduciaries, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a Highly Compensated Employee.

L.  Effective Date. Except as otherwise noted in the Plan, the Effective Date of this restated Plan shall be the first day of the first Plan Year beginning on or after January 1, 1997.

M.  Eligibility Computation Period. The 12 consecutive month period used to determine whether an Employee has completed a Year of Service or incurred a Break in Service for purposes of determining his or her eligibility to participate under Article III. The initial Eligibility Computation Period shall commence on the employment commencement date (the date on which the Employee first performs an Hour of Service). The Eligibility Computation Period thereafter shall be the same as a Plan Year, commencing with the Plan Year which includes the first anniversary of the Employee's employment commencement date and succeeding Plan Years.

In the event that a reemployed Employee does not participate as of his reemployment date, said Employee's Eligibility Computation Period shall commence on his reemployment commencement date (the date on which the reemployed Employee first performs an Hour of Service during his reemployment). The reemployment Eligibility Computation Period thereafter shall be the same as the Plan Year commencing with the Plan Year which includes the first anniversary of the Employee's reemployment commencement date, and succeeding Plan Years.

N.  Employee. Any person who, on or after the Effective Date, is receiving remuneration as a common law employee for personal services rendered to an Adopting Employer (or who would be receiving such remuneration except for an Authorized Leave of Absence) or for personal services rendered to any other employer required to be aggregated with such Employer under Code Sections 414(b), (c), (m) or (o). Employee shall also include Leased Employees.

O.  Employee Contribution Account. The account maintained for a Participant to record his contributions and adjustments relating thereto.

P.  Employer. Capitol Bancorp Limited and the entities listed below and any other entity whose Board of Directors authorizes participation in this Plan where Capitol Bancorp Limited by its Board of Directors has approved said participation. Each of the individual Employers described above in this Section 2.1(P) may be referred to as an Adopting Employer. For purposes of Section 5.3, Employer also includes all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)),

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all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

The Employers participating in the Plan in addition to Capitol Bancorp Limited are:

Name of Employer	Type of Entity	State of Organization	Date of Participation
Portage Commerce Bank	Banking corporation	Michigan	Participating as of restatement date
Ann Arbor Commerce Bank	Banking corporation	Michigan	Participating as of restatement date
Capitol National Bank	Banking corporation	Michigan	Participating as of restatement date
Oakland Commerce Bank	Banking corporation	Michigan	Participating as of restatement date
Paragon Bank & Trust	Banking corporation	Michigan	January 1, 1996
Grand Haven Bank	Banking corporation	Michigan	January 1, 1994
Macomb Community Bank	Banking corporation	Michigan	January 1, 1997
Brighton Commerce Bank	Banking corporation	Michigan	January 8, 1997
Mortgage Connection, Inc.	Corporation	Michigan	Participating as of restatement date
Kent Commerce Bank	Banking corporation	Michigan	July 1, 1998
Muskegon Commerce Bank	Banking corporation	Michigan	July 1, 1998
Detroit Commerce Bank	Banking corporation	Michigan	January 1, 1999

Mortgage Connection, Inc. was purchased by an unrelated entity. Therefore, its participation in the Plan ceased as of the date of that sale.

Q.  Employer Contributions. Those Contributions made pursuant to Section 4.1.

R.  Employer Contribution Account. The account maintained for a Participant to record his share of the Employer Contributions made pursuant to Section 4.1 and adjustments relating thereto.

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S.  Employer Stock. Shares of capital stock issued by the Employer or an Affiliated Employer, which must be voting common stock (or preferred stock convertible into voting common stock) and constitute “Employer Securities” under Code Section 409(l).

T.  Employer Stock Account. The account maintained for a Participant to record his share of the contributions of Employer Stock and adjustments relating thereto.

U.  ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of l974, as amended from time to time.

V.  Fair Market Value. The Fair Market Value of the Employer Stock, as determined for all purposes under the Plan pursuant to Section 7.4 of this Plan.

W.  Fiduciaries. The Employer, the Committee, the Trustee, and any designated Investment Manager, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 9.1.

X.  Financed Shares. Shares of Employer Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

Y.  Forfeitures. The non-vested portion of a Participant's Employer Contribution Account which is forfeited in accordance with Section 4.3.

Z.  Governing Board. The governing body of each Adopting Employer according to law and the Employer’s governing documents.

AA.  Highly Compensated Employee. Effective for years beginning after December 31, 1996, the term Highly Compensated Employee means any employee who:

1.	was a 5-percent owner at any time during the preceding year or

2.  for the preceding year had compensation from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996. For purposes of this Section, compensation shall be compensation actually received within the meaning of Code Section 415(c)(3) without regard to Code Sections 125, 402(e)(3) and 402(h)(1)(B), and without regard to salary reduction contributions made under Code Section 403(b). For Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4) shall be included in compensation for purposes hereof. Thus, compensation is not annualized for purposes of determining an Employee’s compensation during the determination year or the look-back year.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

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A former employee shall be treated as a highly compensated employee if such employee was a highly compensated employee when such employee separated from service or such employee was a highly compensated employee at any time after attaining age 55. For purposes of determining status as a highly compensated former employee, the rules applicable to determining highly compensated employee status as in effect for that determination year shall be applied.

In determining whether an employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

Special Rule: A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

BB.  Hour of Service

1.  Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.

2.  Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

3.  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

4.  Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment.

5.  Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer.

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6.  Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

7.  Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

8.  Solely for purposes of determining whether a Break in Service (as defined in Section 2.1) has occurred in a computation period under the Plan, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, for 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

i.    by reason of the pregnancy of the individual;

ii.    by reason of a birth of a child of the individual;

iii.    by reason of the placement of a child with the individual in connection with the adoption of such child by the individual; or

iv.    for purposes of caring for such child for a period beginning immediately following such birth or placement.

The Hours of Service credited under this paragraph (8) shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period. In all other cases, Hours of Service credited under this paragraph shall be credited in the next following computation period.

9.  Hours of Service will be credited with respect to periods of qualified military service and family medical leave service as required by applicable law.

CC.  Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their Fair Market Value.

DD.  Internal Revenue Code or Code. The Internal Revenue Code of 1986, as amended.

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EE.  Leased Employee. Any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the service recipient. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer will be treated as provided by the recipient Employer.

A Leased Employee will not be considered an Employee of the recipient if the requirements of (1) and (2) below are met:

1.  Such employee is covered by a money purchase pension plan providing:

i.    a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under any of Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or, effective January 1, 2001, 132(f)(4));

ii.    immediate participation; and

iii.    full and immediate vesting.

2.  Leased Employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

FF.  Loan Suspense Account. The account to which Financed Shares are initially allocated. Financed Shares shall be released from the Loan Suspense Account in accordance with Section 5.1.

GG.  Nonhighly Compensated Employee. An Employee of the Employer who is not a Highly Compensated Employee.

HH.  Normal Retirement Age. For all purposes under this Plan, the Normal Retirement Age shall be 65.

II.     Other Investments Account. The account maintained for a Participant to record his share of contributions of Trust assets other than Employer Stock and adjustments relating thereto.

JJ.    Participant. An Employee participating in the Plan in accordance with the provisions of Section 3.1.

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KK.  Plan. The Capitol Bancorp Limited Employee Stock Ownership Plan, the Plan set forth herein, as amended from time to time.

LL.   Plan Administrator. Capitol Bancorp Limited.

MM. Plan Year. The 12-month period commencing on January 1 and ending on December 31.

NN.   Service. A Participant's period of employment with an Adopting Employer determined in accordance with Section 3.2. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994 contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

OO.  Spouse or Surviving Spouse. The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

PP.  Transfer Account. The account maintained for a Participant to record amounts transferred to the Trust Fund pursuant to Section 4.4 and adjustments relating thereto.

QQ.  Trust (or Trust Fund). The fund known as the Capitol Bancorp Limited Employee Stock Ownership Trust, maintained in accordance with the terms of the trust agreement, as from time to time amended, which constitutes a part of this Plan and which is hereby incorporated by reference.

RR.  Trustee. The corporation or individual(s) appointed by the Governing Board of Capitol Bancorp Limited to administer the Trust.

SS.  Valuation Date. The last day of each Plan Year or such other date on which a valuation is made in the sole discretion of the Committee; provided, however, that valuations shall be performed at least annually.

TT. Vesting Computation Period. The 12 consecutive month period used to determine whether an Employee has completed a Year of Service for purposes of vesting. The Vesting Computation Period shall be the same as the Plan Year.

UU. Year of Service. A 12 consecutive month period during which an Employee has not less than 1,000 Hours of Service. Employment at either the beginning or the end of the applicable computation period shall not be determinative of whether a Year of Service has been completed, a Year of Service having been completed if the Employer has 1,000 or more Hours of Service at any time during the applicable computation period.

ARTICLE III - PARTICIPATION AND SERVICE

3.1  Participation. All individuals who were Participants as of December 31, 2001 shall continue to participate in accordance with the terms of this amended and restated Plan. Any

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Employee whose participation in the Plan began in Plan Years beginning in 1997, 1998, 1999, 2000 or 2001 shall have participation determined in accordance with the terms of the Plan in effect on the date participation began. Any other Employee shall become a Participant as of the January 1 or July 1 thereafter (consistent with Code Section 410(a)(4)) coinciding with or next following the expiration of the Eligibility Computation Period during which the Employee has met the requirements set forth below. In no event will an Employee who has met the requirements set forth below be prevented from participating in the Plan after the earlier of the first day of the first Plan Year beginning after the date on which the requirements were satisfied or the date which is six months after the date on which the requirements were satisfied, unless the Employee separated from service and has not returned to employment prior to this date.

A.  The Employee has completed one Year of Service within any Eligibility Computation Period; and

B.   The Employee has attained 21 years of age; and

C.   The Employee is employed by an Adopting Employer on said January 1 or July 1.

Any Highly Compensated Employee may waive participation in the Plan so long as such waiver is approved by the Capitol Bancorp Limited Board of Directors.

3.2  Service. A Participant's eligibility for benefits under the Plan shall be based on his period of Service, determined in accordance with this Section 3.2.

A.  Service Prior to the Effective Date for Continuing Participants. For a Participant as of the Effective Date who had been covered under the prior provisions of the Plan, the Participant's Service credit under the Plan prior to the Effective Date shall be counted as Service.

B.  Service for Employees Participating From and After the Effective Date. Subject to the reemployment provisions of Section 3.3, an Employee shall accrue a Year of Service for each relevant Computation Period in which he has 1,000 or more Hours of Service.

  The method of crediting Years of Service for purposes of vesting and eligibility for any entity not included as an Employer as of the date this restated Plan is adopted shall be determined pursuant to Board Resolutions of Capitol Bancorp Limited when approving the participation of the new entity as an Adopting Employer. Such method of crediting Years of Service for purposes of eligibility and vesting shall be recorded in the Administrative Procedures of the Plan.

3.3  Participation and Service Upon Reemployment. If an Employee has a one-year Break in Service before satisfying the Plan's requirement for eligibility, service before such Break will not be taken into account. Upon the reemployment of any person after the Effective Date who had previously been employed by an Adopting Employer prior to the Effective Date

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his rights upon reemployment shall be determined in accordance with the Plan in effect on the date of his employment termination. Upon the reemployment of any person after the Effective Date who had previously been employed by an Adopting Employer on or after the Effective Date, the following rules shall apply in determining his Participation in the Plan and his Service under Section 3.2:

A.   Participation. A former Participant shall become a Participant immediately upon his return to the employ of the Employer if such former Participant had a nonforfeitable right to all or a portion of his account balance derived from Employer contributions at the time of his termination.

A former Employee who did not have a nonforfeitable right to any portion of his account balance derived from Employer contributions at the time of his termination shall be considered a new Employee, for eligibility purposes, if the number of consecutive one-year Breaks in Service equals or exceeds the greater of 5 or the aggregate number of Years of Service before such Break. If such former Employee's Years of Service before his termination may not be disregarded under other provisions of this Plan in circumstances described in the preceding sentence, such Employee shall participate immediately upon his reemployment.

In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Participant incurs a Break in Service his eligibility to participate shall be determined pursuant to the two preceding paragraphs.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied any minimum age and service requirements and would previously have become a Participant had he been in the eligible class.

B.  Service. In the case of a Participant who has 5 or more consecutive one year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such Breaks in Service. Such Participant's pre-Break Service will count in vesting the post-Break Employer-derived account balance only if either:

1.  Such Participant had a nonforfeitable interest in the account balance attributable to Employer contributions at the time of separation from service; or

2.  Upon returning to service the number of consecutive one year Breaks in Service is less than the number of Years of Service.

 Separate accounts will be maintained for the Participant's pre-Break and post-Break Employer-derived account balance. Both accounts will share in the earnings and losses of the fund.

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In the case of a Participant who has fewer than 5 consecutive one year Breaks in Service, service shall be credited pursuant to Section 3.2 hereof.

Notwithstanding the foregoing, for purposes of computing vested benefits under Section 6.4 in the case of any Employee who has any one-year Break in Service, Years of Service before such Break shall not be taken into account until the Employee has completed one Year of Service after his reemployment.

ARTICLE IV - CONTRIBUTIONS AND FORFEITURES

4.1  Employer Contributions. Each Adopting Employer may, for each Plan Year, contribute to the Trust Fund an amount as determined by resolution of the Governing Board adopted on or before the last day of each Plan Year, to be held and administered in Trust by the Trustee according to the terms of this Plan. This discretionary contribution will be made for any Participant who meets either of the following requirements:

A.  the Participant was employed by the Employer on the last day of the Plan Year to which the Employer Contribution relates and completes 1,000 Hours of Service in that Plan Year; or

B.  the Participant terminated employment with the Employer in the Plan Year to which the Employer Contribution relates, where such termination was:

1.  on account of the Participant's death; or

2.  on account of the Participant's disability; or

3.  on or after the date on which the Participant attained the Normal Retirement Age.

A contribution may be made in either cash or shares of Employer Stock. The Employer shall make contributions to the Trust Fund to the extent necessary to provide the Trustee with sufficient funds to pay any currently maturing obligations under any Acquisition Loan. All such Employer Contributions shall be paid to the Trustee, and payment shall be made not later than the date prescribed by law for filing the Employer's federal income tax return, including extensions which have been granted for the filing of such tax return. Notwithstanding any provision of this Plan to the contrary, contributions and benefits with respect to qualified military service will be provided in accordance with Code Section 414(u).

The Employer Contribution for the Plan Year will be allocated for eligible Participants (as described in Section 4.1(A) and (B)) in the same proportion as each such Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

EXHIBIT 99.1 - 13

4.2  After-Tax Contributions by Participants. No after tax contributions to this Plan are permitted, except where a Participant elects to repay an Involuntary Cashout which occurs pursuant to Plan Section 6.4(C).

4.3  Final Disposition of Forfeitures. All nonvested amounts will be forfeited and allocated in the ratio that the Compensation of each Participant of the Adopting Employer for whom the terminated Participant was working when said Participant's employment termination which produced the forfeiture occurred bears to that of all such Participants. Forfeiture will occur as of the earlier of the last day of the Plan Year in which:

A.  distributions commence to the terminated Participant, or

B.   such Participant incurs his fifth consecutive one year Break in Service.

If a Participant receives a distribution pursuant to Section 6.4, and the Participant resumes employment covered under the Plan, the Participant's Employer-derived account balance will be restored to the amount reflected therein on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive one year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to Section 6.4, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive one year Breaks in Service, then the Employer-derived account balance of the Participant will be restored to the amount on the date of such deemed distribution as of the Participant's reemployment date.

Notwithstanding the foregoing provisions of Section 4.3, forfeitures shall first be charged against a Participant's Other Investments Account, with any remaining amount charged against his Employer Stock Account (at the current Fair Market Value of Employer Stock on the last day of the Plan Year in which the stock is forfeited). Financed Shares shall be forfeited only after other shares of Employer Stock have been forfeited.

4.4  Rollover or Transfer Amount from Other Plans. Rollovers and transfers from other plans or IRAs will not be permitted.

ARTICLE V - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.1  Individual Accounts.

A.  The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have certain separate accounts: an Employer Contribution Account, an Employee Contribution Account and a Transfer Account, as well as sub-accounts therein (if applicable): an Employer Stock Account and an Other Investments Account. The maintenance of individual accounts is only for accounting

EXHIBIT 99.1 - 14

purposes, and a segregation of the assets of the Trust Fund to each account shall not be required, except where a Participant directs the investment of accounts if authorized in Article VI below. Distributions and withdrawals made from any account shall be charged to the account as of the date paid. In no event will the amount allocated to any Participant's accounts hereunder exceed the maximum addition allowable for such year as provided in Section 5.3.

1.  The Employer Stock Account maintained for each Participant will be credited annually with the Participant's allocable share of Employer Stock (including fractional shares) purchased and paid for or contributed in kind, together with any Forfeitures of Employer Stock and with any stock dividends on Employer Stock allocated to his Employer Stock Account.

2.  The Other Investments Account maintained for each Participant will be credited annually with the Participant's allocable share of [a] Employer contributions in cash, [b] any Forfeitures from a Participant's Other Investments Account, and [c] net income (or loss) of the Trust attributable to Trust Assets, together with any cash dividends on Employer Stock allocated to the Participant's Employer Stock Account (other than dividends distributed pursuant to Section 7.1. Such Other Investments Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Employer Stock or for the payment of any principal and/or interest on an Acquisition Loan, subject to Section 5.2(A).

3.  The Transfer Account maintained for a Participant will be credited with amounts rolled over or transferred to the Plan from another qualified plan or individual retirement account pursuant to Section 4.4.

The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from any account shall be charged to the account as of the date paid. In addition, the Committee shall maintain adequate records of the aggregate cost basis of each class of Employer Stock allocated to each Participant's Accounts. The Committee shall also keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan. From time to time, the Committee, in its discretion, may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and applicable law.

B.   Loan Suspense Account. Any Financed Shares acquired by the Trust shall initially be credited to a Loan Suspense Account and will be allocated to the Employer Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocations to Participants' Employer Stock Accounts for each Plan Year shall be determined by the Committee (as of each Plan Year end) as described immediately below.

1.  Principal and Interest Rule. The number of Financed Shares held in the Loan Suspense Account immediately before the release (rounded upward to the nearest whole number of shares) for the current Plan Year shall be multiplied by a fraction, the

EXHIBIT 99.1 - 15

numerator of which shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year, and the denominator of which shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed using the interest rate in effect as of the current Valuation Date. Projections of payments in future years shall be made by the Committee. If the collateral or suspense account includes more than one class of Employer Stock, the number of shares of each class to be released for the Plan Year must be determined by applying the same fraction to each class.

2.  Principal Only Rule. The Committee may elect (at the time an Acquisition Loan is incurred) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (i) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such combined amounts for ten years; (ii) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

     If subsection 5.1(B)(1) is applicable and if no amount of principal and interest is paid for the Plan Year, or if subsection 5.1(B)(2) is applicable and no amount of principal is paid for the Plan Year, there shall be no release of shares of Employer Stock from the Loan Suspense Account for the Plan Year. Therefore, by establishing the terms of an Acquisition Loan or by extending, renewing or renegotiating the terms of a loan, the Employer may, in its sole and exclusive discretion, cause no shares of Employer Stock to be released from the Loan Suspense Account for a Plan Year or reduce or eliminate the number of said shares which would have been so released had the Employer not extended, renewed or renegotiated the terms of the Acquisition Loan.

     In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section shall be allocated among the Employer Stock Accounts of Participants in the manner determined by the Committee based upon the source of funds (Employer Contributions, earnings attributable to Employer Contributions and cash dividends on Financed Shares allocated to Participants' Employer Stock Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. Cash dividends on Financed Shares used for payment of an Acquisition Loan shall be allocated pursuant to Section 5.2(A).

5.2  Account Adjustments. The accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

EXHIBIT 99.1 - 16

A.   Income.

1.  Other Investments Account and Transfer Accounts. All contributions held in Other Investments Accounts and Transfer Accounts will be credited with the actual investment earnings and gains and losses from the actual date of deposit of each such contribution with the relevant investment fund until the end of the valuation period. Such Participant accounts will be credited with actual investment earnings as of the next crediting date following the date of deposit (but in no event later than the last day of the Plan Year to which the deposit relates). Participants will share in the earnings of the investment fund(s) in which their accounts are invested as of the date on which such earnings are either credited or accrued.

2.    Employer Contributions. Any cash dividend received on shares of Employer Stock allocated to Participants' Employer Stock Accounts as of the record date relating to the cash dividend will be first allocated to the respective Other Investments Accounts of such Participants. If such dividends create a subsequent release of Financed Shares, the Participants' Other Investments Accounts will be debited upon crediting their Employer Stock Accounts with a respective allocation of those Financed Shares. Any cash dividend received on unallocated shares of Employer Stock, including any Financed Shares credited to the Loan Suspense Account, shall be allocated in accordance with Section 5.2(A)(1). Any stock dividend received on Employer Stock will be credited to the Accounts (including the Loan Suspense Account) to which such Employer Stock was allocated as of the record date relating to the stock dividend. Notwithstanding the foregoing, any cash dividends which are currently distributed to Participants pursuant to Section 7.1 shall not be credited to their respective Other Investments Accounts.

If cash dividends on Financed Shares allocated to a Participant's Employer Stock Account are used for payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant's Employer Stock Account.

Notwithstanding the foregoing:

i.    If the Employer is or becomes an S corporation under Code Section 1361, cash dividends on Financed Shares allocated to a Participant's Employer Stock Account may not be used for payments on an Acquisition Loan under this Section 5.2(A)(2) unless permitted by applicable federal pension law.

ii.    If a Participant is disqualified under Section 5.2(D) because of a transaction involving Code Section 1042, the Trustee will invest the dividends as part of the Participant's Other Investments Account and will not use the dividends to make payments on a loan incurred by the Trustee or purchase shares of Employer Stock from the pledged shares or suspense account.

EXHIBIT 99.1 - 17

B.   Employer Contributions:

1.  As of the end of each Plan Year, any Employer Contribution for a Plan Year which is made pursuant to Section 4.1 shall be allocated to the Employer Contribution Accounts and to his or her Employer Stock Account and/or Other Investments Account of those Participants for whom contributions were made.

2.  If this Plan is a Top-Heavy plan under Article XIV hereof, no allocations shall be made hereunder until the minimum contribution allocations set forth in Section 14.3 have been made.

C.   Forfeitures. As of the end of each Plan Year, any Forfeitures which have become available during such Year pursuant to Section 4.3, shall be allocated to the accounts of Participants in the manner set forth in Section 4.1.

D.   Limitations on Allocations to Certain Participants.

1.  No portion of the Trust Fund attributable to (or allocable in lieu of) Employer Stock acquired by the Plan after October 22, 1986 in a sale to which Code Section 1042 or Code Section 2057 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

i.    during the "Nonallocation Period," for the benefit of:

  (a)  any taxpayer who makes an election under Code Section 1042(a) with respect to Employer Stock or any decedent if the executor of the estate of the decedent makes a qualified sale to which Code Section 2057 applies,

  (b) any individual who is related to the taxpayer or the decedent (within the meaning of Code Section 267(b)) or,

ii.    for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25% of:

  (a)  any class of outstanding stock of the Employer or Affiliated Employer which issued such Employer Stock, or

  (b)  the total value of any class of outstanding stock of the Employer or Affiliated Employer.

2.  Except, however, subparagraph (1)(i)(a) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than 5% of the Employer Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable

EXHIBIT 99.1 - 18

to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 or Code Section 2057 is applied.

3.  A person shall be treated as failing to meet the stock ownership limitation under paragraph (1)(ii) above if such person fails such limitation:

 i.    at any time during the one year period ending on the date of sale of Employer Stock to the Plan, or
 ii.    on the date as of which Employer Stock is allocated to Participants in the Plan.

4.  For purposes of this Section, "Nonallocation Period" means the period beginning on the date of the sale of Employer Stock and ending on the later of:

 i.    the date which is ten years after the date of sale, or

 ii.    the date of the Plan allocation attributable to the final payment of the Acquisition Loan incurred in connection with such sale.

5.3  Limitation on Allocations. This Section 5.3 applies notwithstanding any other provision in this Plan to the contrary.

 A.  If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), or a SEP defined in Code Section 408(k) maintained by the Employer, which provides an Annual Addition as defined in Section 2.1, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

Prior to determining the Participant's actual compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

If pursuant to the preceding paragraph or as a result of the allocation of forfeitures, or as a result of a reasonable error in determining the amount of elective deferrals

EXHIBIT 99.1 - 19

(within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, there is an excess amount, the excess will be disposed of as follows:

1.  Any nondeductible voluntary Employee Contributions, to the extent they would reduce the excess amount, will be returned to the Participant. Any gains attributable to such returned Employee Contributions will also be returned or will be treated as additional Employee Contributions for the Limitation Year in which the Employee Contributions were made.

2.  If after the application of paragraph (1) an excess amount still exists, and the Participant is covered by the Plan at the end of a Limitation Year, the excess amount in the Participant's account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

3.  If after the application of paragraph (1) an excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including any allocation of forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

4.  If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

B.   This section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan or welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or an individual medical account, as defined in Code Section 415(l)(2), or a SEP defined in Code Section 408(k) maintained by the Employer which provides an Annual Addition as defined in Section 2.1, during any Limitation Year. The Annual Additions which may be credited to a Participant's account under this Plan for any such Limitation Year when added to the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year shall not exceed the maximum permissible amount. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to the other defined contribution plan will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount.

EXHIBIT 99.1 - 20

Prior to determining the Participant's actual compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 5.3(A).

As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

If, pursuant to the preceding paragraph, or as a result of the allocation of forfeitures, or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account regardless of the actual allocation date.

If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

1.  the total excess amount allocated as of such date, times

2.  the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

 Any excess amount attributed to this Plan will be disposed in the manner described in Section 5.3(A).

C.   For purposes of this Section 5.3 the following definitions shall apply:

1.   Compensation. A Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), with the adjustments noted below.

i.    Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation shall be excluded from compensation; provided, that effective for Plan Years beginning after December 31, 1997, such Employer Contributions which are made pursuant to a

EXHIBIT 99.1 - 21

compensation deferral agreement signed by an Employer pursuant to which the Employee elects to defer receipt of compensation shall be included in compensation for purposes of this Section.

ii.    Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture shall be excluded from compensation.

iii.    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option shall be excluded from compensation.

iv.    Amounts which an Employee elects not to receive as taxable compensation pursuant to Code Section 125 shall be included in compensation effective for Plan Years beginning after December 31, 1997.

v.    For Limitation Years beginning on or after January 1, 2001, for purposes of applying the limitations described in this Section 5.3, compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

2.  Defined contribution dollar limitation. $30,000 as adjusted under Code Section 415(d).

3.  Excess amount. The excess of the Participant's Annual Additions for the Limitation Year over the maximum permissible amount.

4.  Limitation Year. A calendar year, or the 12 consecutive month period elected by the Employer. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. The Limitation Year for purposes of this Plan shall be the same as the Plan Year.

5.  Maximum Permissible Amount. The Maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

i.    the defined contribution dollar limitation; or

ii.    25% of the Participant's compensation for the Limitation Year.

The compensation limitation referred to in [ii] shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or

EXHIBIT 99.1 - 22

Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or Code Section 419A(d)(2).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
12

D.  Special Acquisition Loan Rules. Any Employer contributions which are used by the Trust (not later than the due date, including extensions, for filing the Employer’s Federal income tax return for the Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 5.3(A); provided, however, that the provisions of this Section 5.3(D) shall be applicable only for a Plan Year in which not more than one-third of the contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees (within the meaning of Code Section 414(q)). The Committee may reallocate such contributions to the extent necessary to satisfy this special rule.

  Employer Stock that is released from the Loan Suspense Account by reason of payments on an Acquisition Loan for the Plan Year shall be deemed to be contributed to the Trust for that Plan Year for purposes of Section 5.3.

E.  Adjustment to Annual Additions. In the case of shares of Employer Stock released from suspense and allocated to Participants’ accounts for a particular year as determined by the Committee, Annual Additions will be calculated on the basis of the Fair Market Value of shares of Employer Stock so released and allocated if the Annual Additions as so calculated is lower than the Annual Addition calculated on the basis of Employer Contributions. For this purpose, the Fair Market Value will be determined as of the Valuation Date chosen by the Committee.

ARTICLE VI - BENEFITS

6.1  Benefit Distributions.

  A.  The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's benefit will be made in whole shares of Employer Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right (subject to Section 6.1(B)) to demand distribution of his benefit entirely in whole shares of Employer Stock (with only the value of any fractional share paid in cash).

  B.  Notwithstanding anything to the contrary, if the Employer's charter or by-laws restrict the ownership of substantially all outstanding shares of Employer Stock to current

EXHIBIT 99.1 - 23

Employees and the Trust or any other trust qualified under Code Sections 401(a) and 501(a), the distribution of a Participant's benefit shall be made entirely in cash without granting him the right to demand distribution in shares of Employer Stock. Alternatively, Employer Stock may be distributed subject to the requirement that it be immediately resold to the Employer under payment terms that comply with Section 7.5(A).

  C.  If the Employer becomes substantially Employee owned or if the Employer is or becomes an S corporation, the Committee may eliminate, with respect to all Participants, optional forms of benefit by substituting cash distributions for distributions in the form of Employer Stock with respect to benefits subject to Code Section 409(h).

6.2  Normal Retirement, Early Retirement or Disability. If a Participant's employment with the Employer is terminated at or after he reaches his Normal Retirement Age or his Early Retirement Age, or if his employment is terminated at an earlier age because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.5 within a reasonable time after the attainment of Normal or Early Retirement Age or Disability (as the case may be).

A Participant's Early Retirement Age shall be the date upon which he attains age 55 and completes 10 Years of Service. If a Participant separates from service before satisfying the age requirement for Early Retirement, but has satisfied any service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of such age requirement.

6.3  Death.

A.  If a Participant dies before distribution of his or her entire amount has commenced, such entire amount will be distributed in accordance with this Section. Within a reasonable time after receipt by the Plan Administrator of acceptable proof of death, the entire amount then in all of his accounts shall be paid to his Spouse or Beneficiary as determined in accordance with Section 6.5. The form of payment shall be determined pursuant to the rules contained in Section 6.5 hereof.

The "entire amount" in a Participant's account at termination of employment shall include all amounts credited to all of the Participant’s Plan Accounts, including any Employer Contributions and Employee after-tax Contributions made pursuant to any of Plan Sections 4.1 or 4.2 respectively, for the Plan Year in which employment termination occurs where such contributions are not yet allocated to an account.

B.   If a Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

EXHIBIT 99.1 - 24

6.4  Termination for Other Reasons.

  A.   At any given time, a Participant's vesting in his accounts will be determined in accordance with paragraphs (1) and (2) below. If a Participant's employment with the Employer is terminated before the Normal Retirement Age for any reason other than Early Retirement, Disability or death, the Participant shall be entitled to the sum of:

1.  The entire amount credited to his Employee Contribution Account, if any, and his Transfer Account, if any, plus

2.  An amount equal to the "vested percentage" of his Employer Contribution Account. For any Plan Year in which the Plan is not a top-heavy plan pursuant to Article XIV, such vested percentage shall be determined in accordance with the following schedule (not slower than the 3 to 7 year graded vesting schedule provided by Code Section 411(a)(2)):

Number of Years of Service Credit for Purposes of Vesting	Vested Percentage	Forfeited Percentage
0-2	0%	100%
3	20%	80%
4	40%	60%
5	60%	40%
6	80%	20%
7	100%	0%

For any Plan Year in which the Plan is a top-heavy plan pursuant to Article XIV, such vested percentage shall be determined in accordance with the following schedule (not slower than the 2 to 6 year graded vesting schedule provided by Code Section 416(b)(1)):

Number of Years of Service Credit for Purposes of Vesting	Vested Percentage	Forfeited Percentage
0-1	0%	100%
2	20%	80%
3	40%	60%
4	60%	40%
5	80%	20%
6	100%	0%

B.  Notwithstanding the foregoing, the vested interest, if any, of a Participant who had been covered under the prior provisions of the Plan shall not be less than the vested interest the Participant would have had if the provisions of the Plan as in effect immediately prior to the Effective Date had continued without change. Furthermore, the interest of a Participant shall be 100% vested and nonforfeitable upon the first to occur of attainment of: (1) age 65; (2) the Normal Retirement Age; (3) the Early Retirement Age; (4) the purchase of all or part of

EXHIBIT 99.1 - 25

the outstanding common stock of Capitol Bancorp Limited by one or more entities in a transaction deemed to be “hostile” by the Board of Directors; or (5) the merger of Capitol Bancorp Limited with or into any other entity (except where Capitol Bancorp Ltd. is the surviving entity), irrespective of the foregoing vesting schedule.

Notwithstanding the vesting schedules in Section 6.4(A), if a Participant is discharged for “just cause” before he has five Years of Service for purposes of vesting, the entire amount in the Participant’s Other Investments Account and Employer Stock Account shall be forfeited. No such Forfeiture may occur, however, following a Participant’s Normal Retirement Age. For this purpose, “just cause” shall mean theft, fraud, embezzlement or willful misconduct causing significant property damage to an Employer or personal injury to any other Employee or other acts that the Employer deems to be “just cause.”

C.  If a Participant terminates service, and the value of the Participant’s vested account balance derived from Employer and Employee Contributions (at the time of distribution or any prior distribution) is not greater than $5,000 (or such other indexed amount as may be applicable), the Participant will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a Forfeiture. If a Participant would have received a distribution under the preceding sentence but for the fact that the Participant’s vested account balance exceeded $5,000 when the Participant terminated service and if at a later time such account balance is reduced such that it is not greater than $5,000, the Participant will receive a distribution of such account balance and the nonvested portion will be treated as a Forfeiture. Such distribution will be made within one year after termination of employment. For purposes of this section, if the value of a Participant’s vested account balance is zero, the Participant shall be deemed to have received a distribution of such vested account balance. A Participant’s vested account balance shall not include accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

If a Participant terminates service with a vested account balance (at the time of distribution or any prior distribution) greater than $5,000 (or such other indexed amount as may be applicable) and elects, in accordance with the requirements of Section 6.5, to receive the value of the Participant’s vested account balance, the nonvested portion will be treated as a Forfeiture. If the Participant elects to have distributed less than the entire vested portion of the account balance derived from Employer Contributions, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested Employer derived account balance. Any such distribution will be made within a reasonable time following the date on which the Participant elects to receive a distribution. However, if the distribution would result in the payment of excise taxes under Code Section 4978(d)(1), such distribution will not occur until the Participant has incurred a one-year Break in Service.

The $5,000 limitation contained in this Section 6.4(C) is effective for Plan Years beginning on or after January 1, 2001. In no event will the $5,000 limitation be effective prior to the first day of the first Plan Year beginning after August 5, 1997. For Plan Years

EXHIBIT 99.1 - 26

beginning prior to the effective date of this $5,000 limit, $3,500 shall be substituted for $5,000 in this Section 6.4(C).

D.   Payment of benefits due under this Section, except those involuntarily cashed out, shall be made in accordance with Section 6.5.

If payment in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant and either the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds $5,000 or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance.

If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds $5,000, and the account balance is immediately distributable, the Participant must consent to any distribution of such account balance.

The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Code Sections 401(a)(11) and 417 do not apply, the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice affirmatively elects a distribution.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Plan Section 6.5(B)(6), only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of the Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan

EXHIBIT 99.1 - 27

(other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) then the Participant's account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first plan year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions with the meaning of Code Section 72(o)(5)(B).

E.  Transitional Rules for Cash Out Limits. This section provides transitional rules with regard to the cash out limits for distributions made prior to October 17, 2000.

  1.  Distributions Subject to Code Section 417. If payment in the form of a qualified Joint and Survivor Annuity is required with regard to a Participant, the rule in this Section 6.4(E)(1) shall supersede the rules set forth in Section 6.4(D) above. If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution:

i.    in Plan Years beginning before August 6, 1997, exceeded $3,500 or

ii.    in Plan Years beginning after August 5, 1997, exceeded $5,000, and the account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance.

2.  Distributions Not Subject to Code Section 417. If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the rule in this Section 6.4(E)(2) shall supersede the rules set forth in Section 6.4(D) above. If the value of a Participant's vested account balance derived from Employer and Employee contributions:

 i.    for Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution),

EXHIBIT 99.1 - 28

ii.    for Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution),

iii.    and for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began, and the account balance is immediately distributable, the Participant must consent to any distribution of such account balance.

6.5  Payment of Benefits. The benefit commencement date and form of benefit shall be determined in accordance with this Section 6.5. The Committee may charge a reasonable administrative fee in connection with the payment of benefits from the Plan. This fee may be established pursuant to administrative procedures. Any distribution to be made under this Plan shall be valued as of such date as the Committee deems appropriate.

A.  Time of Payment.

1.  In general, the time of payment will be as determined in Section 6.4. In any event, payment of the retired, disabled, deceased or terminated Participant's vested benefits must, unless the Participant elects otherwise in writing, commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

 i.    the Participant attains the earlier of the Plan's Normal Retirement Age or 65;

ii.    the 10th anniversary of the Plan Year in which the Participant commenced participation in the Plan; or

iii.    the Participant terminates his service with the Employer.

2.  Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.4(D), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

3.  No written election may defer distribution of a Participant's account balance to a date later than the required beginning date. The required beginning date of a Participant shall be determined in accordance with this section. The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

EXHIBIT 99.1 - 29

i.    Any Participant other than a 5% owner attaining age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70½, (or by December 31, 1997 in the case of a Participant attaining age 70½ in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70½ (or by December 31, 1997 in the case of a Participant attaining age 70½ in 1996).

ii.    Any Participant other than a 5% owner attaining age 70½ in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is no new annuity starting date upon recommencement.

B.  Form of Benefit. Section 6.5(C) requires that benefits be paid in the form of certain kinds of annuities unless a qualified election has been filed with the Committee. If a qualified election has been filed, then the Participant or Beneficiary may select an optional form of benefit in accordance with this Section 6.5(B). The optional forms of benefit available under the Plan are listed below in this Section 6.5(B).

 If he or she has elected an optional form of benefit pursuant to a Qualified Election within the Election Period, a Participant's vested account balance will be paid in one of the following forms as elected by the Participant:

 1.  A lump sum payment equal to the vested portion of the amount standing to the Participant's account as of his benefit commencement date.

 2.  A direct rollover of the Participant's vested account balance to another plan that satisfies the requirements of Code Section 401(a). A distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.5(B)(2), the following definitions shall apply:

i.    Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv) received after December 31, 1998; and the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

EXHIBIT 99.1 - 30

ii.    Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

iii.    Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(P), are distributees with regard to the interest of the spouse or former spouse.

iv.    Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

3.  Installment payments for a specified number of years in accordance with Section 6.6. Any unpaid balance at the end of each Plan Year shall receive an income allocation. Such periodic payments shall not be made less frequently than annually.

4.  In the case of a restated Plan, if the Plan previously allowed optional forms of benefit distribution which are not permitted under this restated Plan, this restated Plan shall not be effective to eliminate or restrict an optional form of benefit except as set forth below. The preceding sentence shall not apply to an amendment (including this restatement) adopted and effective after September 5, 2000, that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment satisfies the conditions in (i) and (ii) below:

i.    The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition [i], a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

ii.    The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date that is earlier than the earlier of:

(a)  The 90th day after the date the Participant has been furnished a summary that reflects the elimination of such optional form and that meets the requirements of 29 CFR 2520.104b-3; or

(b) The first day of the second Plan Year following the Plan Year in which this restated Plan is adopted.

EXHIBIT 99.1 - 31

Notwithstanding the foregoing, in no event will the Plan be permitted to eliminate any survivor annuity required by Code Sections 401(a)(11) and 417 or any direct rollover option required by Code Section 401(a)(31).

5.  In the case of benefits payable pursuant to Section 6.3, the Participant may elect to allow his Surviving Spouse or Beneficiary to select the form in which any such benefits will be paid. When selecting such form, the Surviving Spouse or Beneficiary may choose among the optional forms listed in this Section 6.5(B).

6.  If the Participant does not elect a form of benefit prior to the Participant's death and does not elect according to Section 6.5(B)(5) above, then the Beneficiary will elect the form of payment (among the optional forms listed in this Section 6.5(B)) of any amount due to that Beneficiary.

C.   Joint and Survivor Annuity Requirements.

1. The provisions of this article shall apply to any Participant who is credited with at least one hour of service with the Employer on or after August 23, 1984, and to such other Participants as provided in this Section 6.5(C).

2. Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant's vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

3. Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's vested account balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

4.  Definitions.

 i.    Election Period. The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

 ii.    Pre-Age 35 Waiver. No waiver is permitted before the Plan Year in which the Participant attains age 35.

EXHIBIT 99.1 - 32

 iii.    Earliest Retirement Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

iv.    Qualified Election. A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless:

 (a)  the Participant's Spouse consents in writing to the election;

 (b)  the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent);

 (c)  the Spouse's consent acknowledges the effect of the election; and

 (d)  the Spouse's consent is witnessed by a Plan representative or notary public.

Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6.5(C)(5) below.

v.    Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50%.

EXHIBIT 99.1 - 33

vi.    Spouse (Surviving Spouse). The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

vii.    Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

viii.    Vested Account Balance. The aggregate value of the Participant's vested account balances derived from Employer and Employee Contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this article shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Employee Contributions (or both) at the time of death or distribution.

5.  Notice Requirements.

 i.    In the case of a qualified joint and survivor annuity, the Committee shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Participant a written explanation of:

(a)  the terms and conditions of a qualified joint and survivor annuity;

(b)  the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit;

(c)  the rights of a Participant's Spouse; and

(d)  the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

ii.    In the case of a qualified preretirement survivor annuity as described in Section 6.5(C)(3), the Committee shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 6.5(C)(5) applicable to a qualified joint and survivor annuity. The applicable period for a Participant is whichever of the following periods ends last:

(a)  the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

EXHIBIT 99.1 - 34

(b)  a reasonable period ending after the individual becomes a Participant;

(c)  a reasonable period ending after Section 6.5(C)(5) ceases to apply to the Participant;

(d)  a reasonable period ending after this Article first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in [b], [c] and [d] is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

iii.    Notwithstanding the other requirements of this Section 6.5(C)(5), the respective notices prescribed by this Section need not be given to a Participant if:

(a)  the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and

(b)  the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse Beneficiary. For purposes of this Section 6.5(C)(5), a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

iv.    The annuity starting date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a qualified joint and survivor annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant; and (c) the annuity starting date is a date after the date that the written explanation was provided to the Participant.

EXHIBIT 99.1 - 35

6.  Safe Harbor Rules.

 i.    This Section shall apply to a Participant in a profit sharing plan or an employee stock ownership plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee Contributions, as defined in Code Section 72(o)(5)(B), and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

(a)  the Participant does not or cannot elect payments in the form of a life annuity; and

(b)  on the death of a Participant, the Participant's vested account balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary.

The Surviving Spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 6.5(C)(6) shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) 417. If this Section 6.5(C)(6) is operative, then the provisions of this Section 6.5(C), other than Sections 6.5(C)(6) and (C)(7), shall be inoperative.

ii.    The Participant may waive the spousal death benefit described in this Section at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 6.5(C)(4) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

iii.    For purposes of this Section 6.5(C)(6), vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible Employee Contributions within the meaning of Code Section 72(o)(5)(B). In the case of a profit sharing plan, vested account balance shall have the same meaning as provided in Section 6.5(C)(4).

7.  Transitional Rules.

i.    Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior elections of this article apply if such Participant is credited with at least one hour of service under this Plan or a predecessor Plan

EXHIBIT 99.1 - 36

in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service.

ii.    Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one hour of service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 6.5(C)(7)(iv).

iii.    The respective opportunities to elect (as described in Section 6.5(C)(7) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

iv.    Any Participant who has elected pursuant to Section 6.5(C)(7) of this article and any Participant who does not elect under Section 6.5(C)(7)(i) or who meets the requirements of Section 6.5(C)(7)(i) except that such Participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(a)  Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(1) begins to receive payments under the Plan on or after normal retirement age; or

(2) dies on or after normal retirement age while still working for the employer; or

(3) begins to receive payments on or after the qualified early retirement age; or

(4) separates from service on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

(5) then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

EXHIBIT 99.1 - 37

(b)  Election of Early Survivor Annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of:

(1)  the 90th day before the Participant attains the qualified early retirement age, or

(2)  the date on which participation begins, and ends on the date the Participant terminates employment.

(c)  For purposes of this Section 6.5(C)(7)(iv):

(1)  Qualified early retirement age is the latest of:

   (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii) the first day of the 120th month beginning before the Participant reaches normal retirement age, or

(iii) the date the Participant begins participation.

(b)  Qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 6.5(C)(4) of this Article.

D. Committee Discretion with Regard to Distributions.

 1.  Timing of Distribution. At the Participant’s election in writing and subject to Section 6.5(A) and this Section 6.5(D), payment of a Participant’s Account balance will generally begin at the time set forth in Sections 6.2. 6.3 or 6.4, as applicable; provided, however, that notwithstanding any provision in this Plan to the contrary except the joint and survivor annuity rules of Section 6.5(C), the Committee shall have discretion to:

(i)    postpone payment to a date not later than the Valuation Date of the Plan Year following the Plan Year in which a Participant’s Normal Retirement disability or death occurs; or

EXHIBIT 99.1 - 38

(ii)    postpone payment to a date not later than the Valuation Date of the sixth year following the Plan Year during which the Participant separates from service for any other reason.

If a Participant’s account balance includes Financed Shares, such shares shall not be deemed to be a part of his account balance until the Valuation Date of the Plan Year in which the Acquisition Loan has been fully repaid and all indebtedness incurred in connection with a single acquisition of Employer Stock shall be treated as one Acquisition Loan.

If the amount of a Participant’s Employer Stock Account balance cannot be determined by the Committee by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his benefit shall commence within 60 days after the date on which his Employer Stock Account balance can be determined or after the date on which the Committee locates the Participant, whichever applies.

2.  Form of Distribution: In general, distributions under this Article VI shall occur in one of the optional forms set forth in Section 6.5(B), as elected by the Participant. The Committee may, in its discretion and based on the liquidity of the Trust Fund and the Employer and other relevant considerations, decide to pay any benefit in substantially equal periodic payments over a period not to exceed five years; provided that this period over which installments may be made may be extended an additional year (up to five additional years) for each $100,000 or fraction thereof by which the value of the distribution exceeds $500,000. Further, the Committee may, in its discretion, use a combination of equal and unequal installment payments.

3.  The Committee may, in its discretion, segregate the vested interest in the Trust of a Participant and invest such amounts in assets other than Employer Stock in circumstances including, but not limited to, the following:

i.    A Participant’s vested interest in the Trust exceeds $5,000 and the Participant does not consent to his or her commencement of benefits in accordance with Section 6.5(C);

ii.    A Participant who is entitled to a distribution cannot be located;

iii.    A Participant (whether terminated or employed) is receiving installment payments from the Trust;

iv.    A Participant has terminated employment, but is not yet entitled to receive a distribution from the Plan;

v.    A portion of a Participant’s account has been or is eligible to be segregated for the benefit of an alternate payee pursuant to a Qualified Domestic Relations Order;

EXHIBIT 99.1 - 39

vi.    Any other time that the Committee deems appropriate when such segregation would be in the best interests of the remaining Participants in the Plan.

6.6  Distribution Restrictions. The restrictions contained in this section will apply to all of the optional forms of benefit listed in Section 6.5. Nothing contained in this Section 6.6 will have the effect of offering optional forms of benefit not contained in Section 6.5. All distributions required under this Section will be determined and made in accordance with the Proposed Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Regulation Section 1.401(a)(9)-2.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

A.  As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

1.  the life of the Participant,

2.  the life of the Participant and a designated beneficiary,

3.  a period certain not extending beyond the life expectancy of the Participant, or

4.  a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

B.  If a Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date (as defined in Section 6.5(A)):

1.  If a Participant's benefit is to be distributed over:

 i.    a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary, or

ii.    a period not extending beyond the life expectancy of the designated beneficiary,

EXHIBIT 99.1 - 40

the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

2.  For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

3.  For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of:

  i.    the applicable life expectancy, or

 ii.    if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 6.6(B)(1) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

4.  The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

C.  If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

D.  If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

i.    If any portion of the Participant's interest is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

ii.    If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of:

EXHIBIT 99.1 - 41

 (a)  December 31 of the calendar year immediately following the calendar year in which the Participant died; or

 (b)  December 31 of the calendar year in which the Participant would have attained age 70 ½.

E.  If the Participant has not made an election pursuant to Section 6.6(D) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution not later than the earlier of:

  1.  December 31 of the calendar year in which distributions would be required to begin under this section, or

  2.  December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

F.  For purposes of Section 6.6(D) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 6.6(D), with the exception of Section 6.6(D)(2), shall be applied as if the surviving spouse were the Participant.

G.  For purposes of this Section 6.6, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

H.  If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

I.  For purposes of this Section 6.6, the following definitions shall apply:

 1.  Applicable life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

 2.  Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations

EXHIBIT 99.1 - 42

thereunder.

 3.  Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Sections 6.6(D)-(H) above.

 4.  Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiplies in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

   For purposes of this Section 6.6, life expectancies shall not be recalculated.

 5.  Participant's benefit.

  i.    The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

 ii.    For purposes of paragraph (i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

6.7  Waiver of Distribution Restrictions. The Committee may segregate to separate accounts within the Trust those amounts which are the subject of a qualified domestic relations order in accordance with Code Section 414(p). Distributions pursuant to this Section 6.7 will be made in accordance with the following procedures.

A.  Within a reasonable time after receiving a domestic relations order (a "DRO") from a State Court requiring the distribution of all, or a part of, the Participant's benefits under the Plan to an Alternate Payee (i.e., any spouse, former spouse, child or other dependent of the Participant who is designated by the DRO as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant), the Committee will notify the Participant and the Alternate Payee of the receipt of the DRO and the Plan's procedures for reviewing the DRO and rendering an opinion as to whether the DRO is a qualified domestic relations order (a "QDRO") as defined by ERISA Section 206(d)(3)(B).

B.  Within sixty days after receiving the DRO, or as soon as reasonably possible, the Committee (or legal counsel) will determine the qualified status of the DRO. The Participant and each Alternate Payee, or his designated representative, shall then be furnished

EXHIBIT 99.1 - 43

written notice of the determination. If it has been determined that the DRO is a QDRO, the terms and directions as to payment and entitlement contained in the DRO will be promptly communicated to each Alternate Payee or designated representative at the address specified in the QDRO.

C.  When reviewing the DRO, the Committee must determine that the order is a QDRO if such order:

1.  is a judgment, decree or order;

2.  creates or recognizes the existence of an Alternate Payee's right to receive all or a portion of the benefits payable with respect to a Participant under the Plan;

3.  relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant;

4.  is made pursuant to a state domestic relations law; and

5.  clearly specifies the following:

i.    the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (the Alternate Payee must notify the Plan Administrator of any change of address. The order may permit the Alternate Payee to designate a representative to receive copies of notices that are sent to the Alternate Payee with respect to the domestic relations order);

ii.    the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

iii.    the number of payments or periods to which such order applies; and

iv.    each Plan to which such order applies.

D.  A DRO will not be deemed a QDRO if it:

1.  requires the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan;

2.  requires the Plan to provide increased benefits (determined on the basis of actuarial value); or

3.  requires payments of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previously existing QDRO.

EXHIBIT 99.1 - 44

E.  The Committee shall, as soon as practical, ascertain the dollar amount payable to each Alternate Payee pursuant to the DRO and as soon as the Participant reaches the Earliest Retirement Age, disperse the amounts payable to each Alternate Payee as provided in the DRO, subject to any distribution limitations contained in the Plan. If there is to be a delay for any reason in making payments of the amounts due to an Alternate Payee, the Committee must suspend the payment of any benefits which are in dispute, and direct that the amount payable be segregated into a separate account within the Plan. If the segregation is deemed to be inconvenient or undesirable, the amount payable will be transferred to an escrow account wherein the monies will continue to appreciate. If, within eighteen (18) months after the suspension of benefits the order is determined to be a QDRO, the Committee must pay the segregated amounts, plus interest, to the person(s) entitled to receive them. If, after the eighteen month period, the Committee has not determined whether the order is (or is not) qualified, or has determined that the order is not a QDRO, the segregated amounts, plus interest, must be paid to the person(s) who would have received the amounts if the DRO had not been issued. Thereafter, any subsequent determination that an order is a QDRO will be applied prospectively, and the Plan will not be liable to the Alternate Payee for payments made to the Participant for the period prior to the time the order was determined to be qualified.

6.8  Hardship Distributions. In order to mitigate any financial hardship to a Participant, either while he is an Employee or after his Service has ended but before his interest is otherwise distributable, the Committee may, once each Plan Year, upon its approval of a request by the Participant demonstrating financial hardship, direct the Trustee to advance to him a partial distribution from his accounts in an amount not to exceed fifty percent (50%) of his then vested interest under the Plan which has been held by the Plan for at least two years. Such a partial distribution shall reduce the Participant's accounts as of the date of the distribution.

An application for withdrawal shall be made in writing on a form provided for such purpose by the Committee. Withdrawals shall be approved only on account of an immediate and heavy financial need and shall be approved only up to the amount that is necessary to satisfy such financial need. Hardship withdrawals may only be made from a Participant's vested account balance which has been held by the Plan for at least two years. The determination of the existence of an immediate and heavy financial need and of the amount necessary to meet such need is to be made in a nondiscriminatory and objective manner on the basis of all relevant facts and circumstances. The determination of the Committee as to justification of the withdrawal and the amount thereof shall be final.

For purposes of this Section, the term "financial hardship" shall mean the financial inability of the Participant to provide the necessary funds for:

A.  Deductible medical expenses incurred or necessary (within the meaning of Code Section 213(d)) of the Participant, the Participant's spouse, children or dependents.

B.  The purchase (excluding mortgage payments) of a principal residence for the Participant.

EXHIBIT 99.1 - 45

C.  Payment of tuition for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children or dependents.

D.  The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

ARTICLE VII - PROVISIONS REGARDING EMPLOYER STOCK

7.1  Distribution of Cash Dividends. If so determined by the Board of Directors, and subject to Section 5.2(A), any cash dividends payable on Employer Stock allocated to the Employer Stock Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the Trustee to such Participants (or their Beneficiaries) on a nondiscriminatory basis, or the Employer may pay such dividends directly to the Participants (or Beneficiaries). Such distribution (if any) of cash dividends may be limited to Participants who are still Employees, may be limited to dividends on shares of Employer Stock which are then vested or may be applicable to cash dividends on all shares allocated to Participants’ Employer Stock Accounts.

Notwithstanding the foregoing, if the Employer is or becomes an S corporation under Code Section 1361, distributions or cash dividends under this Section 7.1 may only be made, if at all, to the extent such distributions are permitted by applicable federal pension law.

7.2  Voting Employer Stock. Shares of Employer Stock held by the Trust shall be voted by the Trustee in accordance with Section 3.04 of the Trust Agreement.

7.3  Diversification of Investments.

A.  Election by Qualified Participant. Each Qualified Participant (as defined in Section 7.3(E) below) shall be permitted to direct the Plan pursuant to Section 7.3(C) below as to the investment of 25% of the value of the Participant's Account(s) less any prior portion diversified within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period as defined in Section 7.3(D). Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Plan pursuant to Section 7.3(C) below as to the investment of 50% of the value of such account balance less any prior portion diversified.

B.  Method of Directing Investment. The Participant's direction shall be provided to the Committee in writing, and shall be effective as soon as administratively feasible, but in no event later than 180 days after the close of the Plan Year to which the direction applies.

C.  Distribution for Investment or Direct Transfer to Another Plan. At the election of the Qualified Participant, the Plan shall distribute (notwithstanding Code Section 409(d)) the portion of the Participant's account that is covered by the election described in Section 7.3(A) above within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Employer Securities from the Plan.

EXHIBIT 99.1 - 46

Alternatively, if the Employer maintains a separate qualified plan which satisfies the investment option requirements applicable to the portion of the Participant's account that is covered by the election described in Section 7.3(A) above (the "other plan"), the Participant may, with approval of the Committee, transfer the portion of the Participant's account that is covered by the election described in Section 7.3(A) above to the other plan within 90 days after the last day of the period during which the election can be made. This Section 7.3(C) shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant and the Participant's spouse to a distribution with a present value in excess of $5,000. If the Participant and the Participant's spouse do not consent, such amount shall be retained in this Plan. No withdrawal election shall be permitted if the balance in a Participant's Employer Stock Account as of the Valuation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his Employer Stock Account as of a subsequent Valuation Date in the Election Period exceeds $500.

D.  For purposes of this Section 7.3, Qualified Election Period means the six Plan Year period beginning with the later of (1) the first Plan Year in which the Participant first becomes a Qualified Participant; or (2) the first Plan Year beginning after December 31, 1986; provided, however, that the Committee may elect to treat an Employee first becoming a Qualified Participant in the Plan Year beginning in 1987 as having become a Qualified Participant in the Plan Year beginning in 1988.

E.  For purposes of this Section 7.3, Qualified Participant means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan. Years of participation include only those Plan Years in which a Participant is entitled to share in the allocation of Employer Contributions and Forfeitures.

7.4  Independent Appraisal of Employer Stock. All valuations of shares of Employer Stock that are not readily tradeable on an established securities market will be made by an independent appraiser as defined in Code Section 401(a)(28). These valuations will be used for purposes of determining Employer contributions, account adjustments under Section 5.2, and all other purposes for which valuations of Employer Stock are required under the Plan.

7.5  Rights, Options and Restrictions on Employer Stock.

A.  The Employer shall provide a "put option" to any Participant (or the Participant's donees, or a person (including an estate or distributee) to whom the security passes by reason of the Participant's death) or Beneficiary who receives a distribution of Employer Stock which is or becomes not readily tradeable on an established securities market. The put option shall permit such person to sell such Employer Stock to the Employer at any time during two option periods, at the most recently completed valuation determined pursuant to Plan Section 7.4 for transactions not involving disqualified persons, or at the Fair Market Value determined as of the date of the transaction for transactions involving disqualified persons. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of the most recently completed valuation pursuant to Plan Section 7.4 (and notice to the Participant thereof) in the following Plan Year. The Employer may allow the Committee to direct the Trustee to purchase

EXHIBIT 99.1 - 47

shares of Employer Stock tendered to the Employer under a put option. The payment for any Employer Stock sold under a put option shall be made within 20 days if the shares were distributed as part of an installment obligation. If the shares are distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Employer or the Committee). This "put option" shall be non-terminable within the meaning of Section 7.5(D). In no event shall the put option expire prior to the end of the 15-month period which begins on the date the security subject to the put option is distributed by the ESOP. In the case of a security that is publicly traded without restriction when distributed but ceases to be so traded within 15 months after distribution, the Employer must notify each security holder in writing on or before the 10th day after the date the security ceases to be so traded that for the remainder of the 15-month period the security is subject to a put option. The number of days between such 10th day and the date on which notice is actually given, if later than the 10th day, must be added to the duration of the put option. The notice must inform distributees of the terms of the put options that they are to hold.

B.  To the extent applicable under relevant law, shares of Employer Stock distributed by the Trust shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Employer, and then to the Trust. The selling price and other terms under the right must not be less favorable to the Seller than the greater of the Fair Market Value of the security or the purchase price and other terms offered by a buyer other than the Employer or the Plan making a good faith offer to purchase the security. The Employer and the Committee (on behalf of the Trust) shall have a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Employer may require that a Participant entitled to a distribution of Employer Stock execute an appropriate stock transfer agreement (evidencing right of first refusal) prior to receiving a certificate of Employer Stock.

C.  Shares of Employer Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws.

D.  Non-Terminable Protections and Rights. No Employer Stock, except as provided in Section 7.5, acquired with the proceeds of an Acquisition Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are non-terminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Stock acquired with the proceeds of an Acquisition Loan is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, or an amendment of the Plan shall cause a termination of said protections and rights.

7.6  Securities and Exchange Commission Approval. The Employer may request an interpretive letter from the Securities and Exchange Commission stating that the transfers of

EXHIBIT 99.1 - 48

Employer Stock contemplated hereunder do not involve transactions requiring a registration of such Employer Stock under the Securities Act of 1933. In the event that a favorable interpretive letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretive letter or to terminate the Plan.

7.7  Special Rules for Pre-1987 Stock. Unless the Employer by resolution of its Board of Directors elects to apply the special rules regarding stock acquired by the Plan after December 31, 1986 (including, but not limited to rules regarding voting and diversification) to stock acquired by the Plan on or before December 31, 1986 (the "Pre-1987 Stock") which is held by the Plan, the Pre-1987 stock shall be subject to the rules regarding stock acquired by the Plan on or before December 31, 1986.

ARTICLE VIII - TRUST FUND

8.1  Trust Contributions. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer and shall not revert to or inure to the benefit of the Employer.

In the event the deduction of a contribution made by the Employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

8.2  Investment of Trust Assets.

A.  Purchase of Employer Stock. Trust Assets will be invested by the Trustee primarily in Employer Stock in accordance with directions from the Committee. Contributions (and other Trust Assets) may be used to acquire shares of Employer Stock from any shareholder of the Employer or an Affiliated Employer, from the Employer or an Affiliated Employer, from an estate, or from any other person or entity deemed appropriate by the Committee. The Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held in cash. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Employer Stock. All purchases or sales of Employer Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed the Fair Market Value of Employer Stock as of the date of the transaction (to the extent required under applicable law) and as determined in good faith by the Committee. The Plan or Trust may not obligate itself to acquire Employer Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

B. Borrowing to Acquire Employer Stock. The Committee may direct the Trustee to enter into Acquisition Loans (including an Acquisition Loan with a Disqualified Person) from time to time to finance the acquisition of Employer Stock (Financed Shares) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the

EXHIBIT 99.1 - 49

purchase of Employer Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall meet the requirements of Code Section 4975(d)(3) and ERISA Section 408(b)(3) and regulations thereunder. Those requirements include (among others) the requirements described below.

1.  The loan shall be for a specific term and not payable upon demand except in the event of default.

2.  The loan is primarily for the benefit of Participants and Beneficiaries, at a reasonable rate of interest, and under terms at the time the loan is made which are at least as favorable to the Plan as the terms of a comparable loan resulting from arms-length negotiations between independent parties.

3.  The proceeds of the loan must be used within a reasonable time after their receipt to acquire Employer Stock or for making repayment of an outstanding Acquisition Loan.

4.  The loan shall be without recourse against the Plan and collateral for the loan shall be limited to Employer Stock acquired with the proceeds of the loan or used as collateral on an outstanding Acquisition Loan which is being repaid. The lender shall have no right to any assets of the Plan other than the collateral, Employer Contributions (excluding contributions of Employer Stock) and earnings on such collateral and contributions (including but not limited to dividends paid on unallocated Employer Stock).

5.  In the event of a loan default, the value of the Plan assets transferred in satisfaction of the loan shall not exceed the amount of the default and, if the lender is a party in interest or Disqualified Person, shall not exceed an amount of Plan assets equal to the amount of the payment schedule with respect to which there is a failure to pay.

6.  The loan terms may provide that there shall be no required payments of principal and/or interest for one or more years. The Employer may from time to time direct the Trustee to renegotiate any such loan to change the payment terms with respect to payments not then due and payable, to extend the period of payment, or to reduce or eliminate the amount of any payment or payments of principal and/or interest not then due and payable.

7.  Any pledge of Financed Shares must provide for the release of shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Employer Stock Accounts under Article V.

These rules shall be changed by amendment to the Plan to the extent changes in applicable law require or permit.

C.  Acquisition Loan Payments. Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions and, subject to Section 5.2(A)(2), from any cash dividends received by the Trust on shares of Employer Stock (whether allocated or

EXHIBIT 99.1 - 50

unallocated) acquired with the proceeds of the Acquisition Loan. The payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Employer is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan (with written notice to the Trustee). If the Employer is not the lender with respect to an Acquisition Loan, the Employer may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

D.  Sales of Employer Stock. Subject to the approval of the Board of Directors and at the direction of the Committee, the Trustee may sell shares of Employer Stock to any person (including the Employer), provided that any such sale must be made at a price not less than the Fair Market Value as of the date of the transaction (to the extent required under applicable law) and as determined in good faith by the Committee. Notwithstanding the provisions of Section 8.2(D), the Trustee may apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Employer or the termination of the ESOP or if the ESOP ceases to be an employee stock ownership plan under Code Section 4975(e)(7). Any proceeds or unallocated Employer Stock remaining after repaying the Acquisition Loan shall be allocated to the Other Investments Accounts of Employees who are Participants as of the date of the sale in the manner described in Section 5.2(A)(1). If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Trustee (with the approval of the Board of Directors and at the direction of the Committee) may either sell any Financed Shares that have not yet been allocated to Participants' Employer Stock Accounts or obtain an Acquisition Loan in an amount sufficient to make such payments. Any sale of Employer Stock under this Section 8.2(D) must comply with the fiduciary duties applicable to the Trustee under ERISA Section 404(a)(1).

The sale of Employer Stock and the use of proceeds to repay an Acquisition Loan contemplated by this Section 8.2(D) will not cause the "Annual Addition" limitations of Code Section 415 to be exceeded. If the Internal Revenue Service concludes otherwise, however, the Trustee will establish a special suspense account to hold such excess Section 415 "Annual Additions" until they may be allocated to the affected Participants.

ARTICLE IX - ADMINISTRATION

9.1  Allocation of Responsibility Among Fiduciaries. Except as otherwise provided herein, the Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. In general, each Adopting Employer shall have the sole responsibility for making the contributions provided for under Section 4.1 for its employees. Each Adopting Employer appoints Capitol Bancorp Limited to act on its behalf for the purpose of appointing and removing the Trustee, Committee, any Committee Member and any Investment Manager which may be provided under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. Each Adopting Employer reserves the right to terminate its participation in the Plan and Trust. The Employer shall have the sole

EXHIBIT 99.1 - 51

responsibility for the administration of this Plan, which responsibility is specifically described in this Plan, the Trust and Administrative Procedures, if any, and such administrative responsibility may be delegated hereunder. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust except in those situations where the Trustee is acting on the express directions of the Committee or Plan Participants, as the case may be. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action.

Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

9.2  Appointment of Committee. The Plan shall be administered by the ESOP Committee which is composed of individuals appointed by the Board of Directors of Capitol Bancorp Limited to serve at its pleasure and without compensation. The Committee shall be the named fiduciary with authority to control and manage the operation and administration of the Plan. The Trustee shall be notified in writing by Capitol Bancorp Limited of the names of the Committee members. The Trustee may conclusively assume that the members of the Committee will continue to act in that capacity until the Trustee has been notified by the Employer to the contrary in writing.

Action by the Committee will be by (a) the majority vote of its members at a meeting duly noticed in writing at least five business days in advance of such meeting and attended by a majority of the members of the Committee, or (b) by the unanimous written action of the Committee without a meeting. Minutes of each meeting of the Committee shall be kept. The Committee will direct the Trustee on all matters which require instructions or directions, as provided in this Plan and the Trust Agreement. The Committee may allocate its fiduciary responsibilities among its members and may designate other persons (including the Trustee) to carry out its fiduciary responsibilities (other than investment responsibilities) under the Plan. The Committee may designate any one or more of its members to have authority to sign any documents on its behalf. The Trustee shall be fully protected in complying with any instructions received from the Committee member(s) so designated.

The Committee shall be responsible for directing the Trustee as to the investment of the Trust Assets. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than Employer Stock. The Committee shall establish a funding policy and method for directing the Trustee to acquire Employer Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

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The Committee is empowered, on behalf of the Plan, to employ investment advisers, accountants, legal counsel and other agents to assist in the performance of its duties under the Plan. All usual and reasonable expenses of the Committee may be paid in whole or in part by any of the Adopting Employers and any expenses not paid by the Adopting Employers shall, upon the written consent of the Committee, be paid by the Trustee out of the principal or income of the Trust Fund. Capitol Bancorp Limited shall secure fidelity bonding for the fiduciaries of the Plan, as required by ERISA Section 412.

Capitol Bancorp Limited or the Trustee (as directed by the Committee) may purchase insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the insurance must permit recourse by the insurer against the fiduciary in the case of breach of a fiduciary obligation by such fiduciary. The Adopting Employers shall indemnify each member of the Committee (to the extent permitted by law) against any personal liability or expense, except such liability or expense as may result from his own willful misconduct.

Capitol Bancorp Limited shall be the Plan Administrator under Code Section 414(g) and under ERISA Section 3(16)(A). The Committee shall be the designated agent of the Plan for the service of legal process.

9.3  Claims Procedure. The Committee shall have discretionary authority and shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. Approval or denial of a claim is to be delivered or mailed to the claimant within 90 days of the time such claim is made, unless special circumstances require an extension of time in accordance with relevant law. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied in whole or in part for a review of the decision denying the claim. Review must be applied for by written request to the Committee within 60 days after denial of the claim. The Committee will advise the claimant of its decision within 60 days after such request is made. The times set forth above for submission of claims and appeals and for response by the Plan Administrator may be modified to comply with any applicable law or regulation issued.

9.4  Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notification to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

9.5  Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

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A.  discretionary authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

B.  to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

C.  to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

D.  to receive from each Adopting Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

E.  to furnish each Adopting Employer, upon request such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

F.  to receive, review and keep on file (as it deems convenient and proper) reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

G.  to appoint or employ individuals to assist in the administration of the Plan (including a committee of individuals) and any other agents it deems advisable, including legal and actuarial counsel.

 The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

9.6  Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

9.7  Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

9.8  Application and Forms for Benefits. Claims for benefits under the Plan are to be made on forms supplied by the Committee. The Committee may rely upon all such information so furnished it, including the claimant's current mailing address.

9.9  Indemnification. The Employer will indemnify the Trustees, the members of the Committee and any other employees of the Employer who are deemed fiduciaries under ERISA, and hold them harmless, against any and all liabilities, including legal fees and expenses arising out of any act or omission made or suffered in good faith pursuant to the provisions of the Plan,

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or arising out of any failure to discharge any fiduciary obligation imposed by ERISA other than a willful failure to discharge an obligation of which the person was aware.

ARTICLE X - MISCELLANEOUS

10.1  Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between and Adopting Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

10.2  Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund, upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

10.3  Nonalienation of Benefits. Except as provided in Article VI, no benefit, right or interest payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, seizure, attachment or levy of any kind, either voluntary or involuntary, or any other legal, equitable or other process. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

Notwithstanding the foregoing, effective August 5, 1997, in the event a Participant is obligated to pay an amount to the Plan pursuant to a judgment, order or decree issued or settlement agreement entered into on or after that date, payment may be satisfied by an offset against a Participant's Account balance if:

A.  The order or requirement to pay arises under a judgment, order, decree or settlement stemming from the following crimes or violations of ERISA:

1.  A judgment or conviction for a crime involving the Plan,

2.  A civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or an alleged violation) of ERISA's fiduciary responsibility provisions, or

3.  A settlement agreement between the IRS and the Participant, in connection with a violation (or alleged violation) of ERISA's fiduciary responsibility provisions by a fiduciary or any other person;

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B.  The judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's Plan benefits; and

C.  Where the survivor annuity requirements of Section 6.5(C) apply to Plan distributions to the Participant (under Code Section 401(a)(11)), the rights of the Participant's spouse to survivor benefits are preserved.

10.4  Discontinuance of Employer Contributions. In the event of a permanent discontinuance of contributions to the Plan by the Adopting Employers, the accounts of each affected Participant shall, as of the date of such discontinuance, become nonforfeitable.

10.5  Controlled Group of Corporations. Except as provided in Regulations issued under Code Section 414(a), all employees of all Affiliated Employers shall be treated as employed by a single Employer.

 Further, all Years of Service with other Affiliated Employers shall be credited for purposes of determining an Employee's eligibility to participate or his nonforfeitable percentage of his Accrued Benefit under the Plan.

10.6  Unclaimed Pension Checks. If a check in payment of a benefit payable under this Plan has been mailed by regular United States mail to the last address of the payee furnished to the Trustee and the check is returned unclaimed, payments to such payee shall be discontinued and shall be held in his respective Accounts until his correct address shall become known to the Trustee. Any such amounts will be credited with fund earnings in accordance with Section 5.2. If the Trustee does not receive written notice from the payee of a new address within the time provided by Michigan law for escheat of unclaimed property of this kind, all right to receive such benefits shall cease and the property shall escheat to the State of Michigan.

10.7  Correction of Errors. Notwithstanding any other provision of this Plan to the contrary, the Employer and the Committee reserve the right to correct (retroactively, if necessary) any error in the Plan language or in the administration of the Plan which was inadvertently made in the good faith creation and/or administration of this employee stock ownership program.

10.8  Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section, unless otherwise stated.

10.9  No Interest in Employer Affairs. Nothing contained in the Plan or this document will be construed as giving any Participant, Employee or Beneficiary an equity or other interest in the assets, business or affairs of the Employer or the right to examine any of the books and records of the Employer.

EXHIBIT 99.1 - 56

ARTICLE XI - AMENDMENTS AND ACTION BY EMPLOYER

11.1  Amendments. Capitol Bancorp Limited reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants or their Beneficiaries. Any corrective amendment(s) for the purpose of satisfying Code Section 410(b) and certain provisions of Code Section 401(a)(4) shall be adopted and implemented by the Employer on or before the later of the 15th day of the 10th month after the close of the Plan Year to which the amendment is to apply or such times as may be required by the Internal Revenue Service.

No amendment to the Plan shall retroactively reduce the vested rights of Participants. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8). If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived account balance will not be less than the percentage computed under the Plan without regard to such amendment. In the event that an amendment is determined to be a cutback prohibited by Code Section 411(d)(6) and the regulations thereunder, benefits shall be provided to the affected Participant(s) pursuant to the terms of the Plan without regard to the amendment.

Capitol Bancorp Limited may amend the Plan by adding overriding plan language where such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans under these Sections.

The Adopting Employers hereby expressly acknowledge and agree that the Employer is vested with certain rights and obligations with regard to amending, terminating, merging and consolidating this Plan under the other provisions of this Plan, and that those rights and obligations will be vested in Capitol Bancorp Limited.

11.2  Action by Employer. Any action by an Adopting Employer under this Plan may be by resolution of its Governing Board, or by any person or persons duly authorized by resolution of said Board to take such action.

11.3  Amendment or Change of Vesting Schedule. No amendment to the vesting schedule set forth at Section 6.4 above, nor any change thereof due to change in the top-heavy status of the Plan, shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the then operative vesting schedule of this Plan is amended or deemed amended due to a change in the top-heavy status of the Plan, each Participant with at least three Years of Service with the Employer at the date of amendment may elect, within a reasonable period after the adoption of the amendment or the change, to have his nonforfeitable percentage computed under this Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting five Years of Service for three Years of Service where such language appears. The period within

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which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the later of:

A.  60 days after the amendment is adopted; or

B.  60 days after the amendment becomes effective; or

C. 60 days after the Participant is issued written notice of the amendment by the Employer or Committee.

ARTICLE XII - SUCCESSOR EMPLOYER, MERGER OR CONSOLIDATION

12.1  Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of an Adopting Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for said Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of said Employer under the Plan.

12.2  Plan Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be merged or consolidated with, or transferred to, the other trust fund only if:

A.  each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

B.  resolutions of the Boards of Directors of the affected Adopting Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

C.  such other plan and trust are qualified under Code Sections 401(a) and 501(a).

ARTICLE XIII - PLAN TERMINATION

13.1  Right to Terminate. In accordance with the procedures set forth in this Article, Capitol Bancorp Limited may terminate the Plan at any time. Any Adopting Employer may terminate its participation in this Plan at any time on 60 days' written notice to the Committee. In the event of the dissolution, merger, consolidation or reorganization of Capitol Bancorp Limited,

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the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to Capitol Bancorp Limited in accordance with Section 12.1.

In the event of the termination or partial termination of the Plan, or in the event of a discontinuance of contributions thereunder, the accrued benefit of each affected Participant shall become fully vested as of the date of such termination or discontinuance, and no forfeiture shall then or thereafter occur.

13.2  Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee allocate and segregate for the benefit of the Employees then or theretofore employed by the relevant Adopting Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 13.3.

13.3  Liquidation of the Trust Fund. Upon complete or partial termination of the Plan, or upon complete discontinuance of contributions to the Plan, the accounts of all Participants affected thereby shall become fully vested and nonforfeitable, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, former Participants and Beneficiaries in proportion to their respective account balances; provided, however, that no Adopting Employer maintains a successor plan. All distributions on plan termination will be made in accordance with Section 6.5.

13.4  Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Committee (in its discretion) may determine. All non-cash distributions shall be valued at Fair Market Value at date of distribution. In the event that the Employer is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee benefit plan that is not a stock bonus plan, all Participant Accounts will be distributed in cash.

ARTICLE XIV - TOP-HEAVY PLAN RESTRICTIONS

14.1  General Rule. If the Plan is a top-heavy plan as determined under Section 14.2, then the requirements in Section 14.3 shall apply to the extent indicated by that paragraph; provided, however, that the Employer-derived account balances which are subject to a vesting schedule pursuant to Section 6.4 of any employee who does not complete an Hour of Service after the Plan becomes top-heavy is not subject to any top-heavy vesting schedule set forth in Section 6.4.

14.2  Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure. The Plan could be top heavy even if the required Plan aggregation described below is not applied.

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A.  Required Plan Aggregation. First, there shall be aggregated with this Plan (1) each qualified plan, whether or not terminated, of the Employer in which a key employee is or was a Participant at any time during the determination period and (2) each other plan of the Employer which enables a plan described in Section 14.2(A)(1) to meet the requirements of Code Section 401(a)(4) or 410.

B.  Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under Section 14.2(A) hereof. For purposes of this computation:

1.  there shall be included in the said sum any distributions made to an employee from this Plan, or from another plan required to be aggregated under Section 14.2(A), within the five year period ending on the determination date;

2.  in calculating any employee's accrued benefit for purposes of Section 14.2, rollovers shall be treated in the following manner:

  i.    Unrelated rollovers:

(a)  the plan providing the distribution always counts the distribution as a distribution under Code Section 416(g)(3)(B); and

(b)  the plan accepting the rollover does not consider the rollover part of the accrued benefit if said rollover was accepted after December 31, 1983. If the rollover was accepted before December 31, 1983, it is considered part of the accrued benefit.

  ii.    Related rollovers (whether or not occurring before December 31, 1983):

 (a)  the plan providing the rollover does not count the rollover as a distribution under Code Section 416(g)(3)(B); and

 (b)  the plan accepting the rollover counts the rollover as part of the accrued benefit.

3.  there shall be excluded from said sum the account balance and present value of the accrued benefit of any employee who:

i.  formerly was a key employee but who is not a key employee for the year ending on the determination date; or

ii.  has not performed any service for any Employer maintaining the Plan at any time during the 5 year period ending on the determination date.

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C.  All Employee Sum. Third, under the same procedures as set forth in Section 14.2(B) above (including the special rules in Section 14.2(B)(1), (2), and (3)) the sum of account balances for all employees shall be computed.

D.  Top-Heavy Test Fraction. Fourth, the sum computed in Section 14.2(B) shall be divided by the sum computed in Section 14.2(C). If the resulting fraction is 0.60 or less, the Plan is not a top-heavy plan for the Plan Year with regard to which the determination was made. If the fraction is greater than 0.60, the Plan is a top-heavy plan for the Plan Year in question, unless after the permissive plan aggregation described in Section 14.2(E) below, the recomputed fraction is 0.60 or less.

E.  Permissive Plan Aggregation. At the election of the Committee, plans of the Employer other than those required to be aggregated under Section 14.2(A) may be aggregated with the required aggregation group (for purposes of the topheaviness determination) so long as such permissively aggregated group would meet the requirements of Code Sections 401(A)(4) and 410. This permissively aggregated group may be referred to as a permissive aggregation group. Those steps described in Section 14.2(B), (C), and (D) may then be repeated, based on this permissively aggregated group. If the top-heavy test fraction computed in Section 14.2(D) is 0.60 or less for this permissive group, then the Plan is not a top-heavy plan for the Plan Year in question. However, if the top-heavy test fraction computed in 14.2(D) is greater than 0.60 for this permissive group, only this Plan (and any plans of the Employer that are required to be aggregated under Section 14.2(A)) is top-heavy for the Plan Year in question. Any plans which may be aggregated with this Plan under this Section 14.2(E) are not, as the result of permissive aggregation with this Plan, top-heavy.

14.3  Superseding Rules. For each Plan Year with regard to which the Plan is a top-heavy plan, the requirements in this Section 14.3 shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.

A.  Minimum Contributions for Non-Key Employee Participants.

1.  Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of 3% of such Participant's compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and Forfeitures, as a percentage of key employee's compensation, as limited by Code Section 401(a)(17), allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or (iii) compensation less than a stated amount.

2.  For purposes of computing the minimum allocation, compensation shall mean compensation as defined in Section 14.4(H) as limited by Code Section 401(a)(17).

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3.  The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

4.  The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided herein that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

B.  Vesting. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

14.4  Special Definitions. For purposes of this Article XIV, the following terms shall have the meanings indicated:

A.  "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year.

B.  "employee" means a common-law employee of the Employer who is or once was a Participant, including any Beneficiary, but excluding any employee who is a member of a unit of employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer.

C.  "key employee" means each employee (or former employee) who, at any time during the Plan Year or any of the four preceding Plan Years:

1.  is an officer of the Employer whose annual compensation for the Plan Year exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A);

2.  is one of the ten employees owning or considered owning (under Code Section 318) the largest interests in the Employer (except that an employee will not be considered a top ten owner for a Plan Year if the employee earns not more than l00% of the dollar limitation under Code Section 415(c)(1)(A) as in effect for the calendar year in which the determination date falls);

3.  owns more than 5% of the outstanding stock or voting power of all stock of an incorporated Employer or more than 5% of the capital or profit interest of an unincorporated Employer;

4.  owns more than 1% of the outstanding stock or voting power of all stock of an incorporated Employer or more than 1% of the capital or profit interest of an unincorporated Employer and has annual compensation from the Employer of more than $150,000; or

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5.  a beneficiary of any person included in (c)(1)-(c)(4) above.

  The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

  For purposes of Section 14.4(C)(2), (3), and (4), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent in Code Section 318(a)(2).

D.  "related rollover" means a rollover either (1) not initiated by the employee or (2) made to a qualified retirement plan maintained by another employer required to be aggregated under any of Code Sections 414(b), (c) or (m) with the employer sponsor of the Plan from which the rollover distribution was made.

E.  "unrelated rollover" means a rollover initiated by the employee and made from a plan maintained by one employer to a plan maintained by another employer not required to be aggregated with the first employer under any of Code Sections 414(b), (c), or (m).

F.  "super top-heavy" means a top-heavy plan in which the fraction computed under Section 14.2(D) hereof exceeds 0.90.

G.  "Valuation Date." The date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio shall be the last day of each Plan Year.

H.  "compensation" or "annual compensation" means, for purposes of Article XIV, compensation as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to an elective deferral agreement which are excludible from the employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b). For Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4) shall be included in compensation for purposes hereof.

I.  "non-key employee" is any employee who is not a key employee as defined in Section 14.4(C).

J.  Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

 1.  If the top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

 2.  If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

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3.  If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

K.  Top-Heavy Ratio.

1.  If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

2.  If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

3.  For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a key employee but who was a key employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.

EXHIBIT 99.1 - 64

Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a Participant other than a key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

L.  Present Value. Present value shall be based only on the interest and mortality rates specified in the defined benefit plan.

DATED this 27th day of February, 2002.

CAPITOL BANCORP LIMITED By: /s/ Cristin Reid English Cristin Reid English Chief Operating Officer

EXHIBIT 99.1 - 65

SIXTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective July 1, 2002 by adding the following participating employers at the end of the list therein contained:
Name of Employer	Type of Entity	State of Organization	Date of Participation
Bank of Tucson	Banking Corp.	Arizona	July 1, 2002
Valley First Community Bank	Banking Corp.	Arizona	July 1, 2002
Camelback Community Bank	Banking Corp.	Arizona	July 1, 2002
Southern Arizona Community Bank	Banking Corp.	Arizona	July 1, 2002
Mesa Bank	Banking Corp.	Arizona	July 1, 2002
East Valley Community Bank	Banking Corp.	Arizona	July 1, 2002
Arrowhead Community Bank	Banking Corp.	Arizona	July 1, 2002

Dated: July 1, 2002	CAPITOL BANCORP LTD. By: /s/ Joseph D. Reid Joseph D. Reid Chairman and CEO
Dated: July 1, 2002	BANK OF TUCSON By: /s/ Michael Hannley Michael S. Hannley President and CEO
Dated: July 1, 2002	VALLEY FIRST COMMUNITY BANK By: /s/ Judy Egan Judy Egan President
Dated: July 1, 2002	CAMELBACK COMMUNITY BANK By: /s/ Barbara Ralston Barbara Ralston President

Dated: July 1, 2002	SOUTHERN ARIZONA COMMUNITY BANK By: /s/ John P. Lewis John P. Lewis President

EXHIBIT 99.1 - 66

Dated: July 1, 2002	MESA BANK By: /s/ Neil Barna Neil Barna President
Dated: July 1, 2002	EAST VALLEY COMMUNITY BANK By: /s/ Gerry Smith Gerry Smith President
Dated: July 1, 2002	ARROWHEAD COMMUNITY BANK By: /s/ Arlene Kulzer Arlene Kulzer President

EXHIBIT 99.1 - 67

SEVENTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective January 1, 2003 by adding the following participating employers at the end of the list therein contained:
Name of Employer	Type of Entity	State of Organization	Date of Participation
Sunrise Bank of Arizona	Banking Corp.	Arizona	Jan. 1, 2003
Sunrise Bank of Albuquerque	Banking Corp.	New Mexico	Jan. 1, 2003

Dated: January 1, 2003	CAPITOL BANCORP LTD. By: /s/ Joseph D. Reid Joseph D. Reid Chairman and CEO
Dated: January 1, 2003	SUNRISE BANK OF ARIZONA By: /s/ William D. Hinz William D. Hinz President and CEO
Dated: January 1, 2003	SUNRISE BANK OF ALBUQUERQUE By: /s/ Fred Bernson Fred Bernson President

EXHIBIT 99.1 - 68

EIGHTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective January 1, 2004 by adding the following participating employers at the end of the list therein contained:
Name of Employer	Type of Entity	State of Organization	Date of Participation
Yuma Community Bank	Banking Corp.	Arizona	Jan. 1, 2004
Desert Community Bank	Banking Corp.	Nevada	Jan. 1, 2004
Red Rock Community Bank	Banking Corp.	Nevada	Jan. 1, 2004
Black Mountain Community Bank	Banking Corp.	Nevada	Jan. 1, 2004
Goshen Community Bank	Banking Corp.	Indiana	Jan. 1, 2004

Dated: December 1, 2004	CAPITOL BANCORP LTD. By: /s/ Joseph D. Reid Joseph D. Reid Chairman and CEO
Dated: December 1, 2004	YUMA COMMUNITY BANK By: /s/ Katherine Brandon Katherine Brandon President
Dated: December 1, 2004	DESERT COMMUNITY BANK By: /s/ James Howard James Howard President
Dated: December 1, 2004	RED ROCK COMMUNITY BANK By: /s/ Thomas Mangione Thomas Mangione President and CEO
Dated: December 1, 2004	BLACK MOUNTAIN COMMUNITY BANK By: /s/ Peter Atkinson Peter Atkinson President
Dated: December 1, 2004	GOSHEN COMMUNITY BANK By: /s/ Douglas Johnston Douglas Johnston President

EXHIBIT 99.1 - 69

NINTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective July 1, 2004 by adding the following participating employer at the end of the list therein contained:

Name of Employer	Type of Entity	State of Organization	Date of Participation
Sunrise Bank of San Diego	Banking Corp.	California	July 1, 2004

Dated: December 1, 2004	CAPITOL BANCORP LIMITED By: /s/ Joseph D. Reid Joseph D. Reid Chairman and CEO
Dated: December 1, 2004	SUNRISE BANK OF SAN DIEGO By: /s/ Randy Cundiff Randy Cundiff President

EXHIBIT 99.1 - 70

TENTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective July 1, 2004 by adding the following participating employer at the end of the list therein contained:

Name of Employer	Type of Entity	State of Organization	Date of Participation
First Carolina State Banlk	Banking Corp.	North Carolina	July 1, 2004

Dated: December 1, 2004	CAPITOL BANCORP LIMITED By: /s/ Joseph D. Reid Joseph D. Reid Chairman and CEO
Dated: December 1, 2004	FIRST CAROLINA STATE BANK By: /s/ David Parker David Parker President and CEO

EXHIBIT 99.1 - 71

ELEVENTH AMENDMENT TO THE
CAPITOL BANCORP LIMITED
EMPLOYEE STOCK OWNERSHIP PLAN

This Eleventh Amendment to the Capitol Bancorp Limited Employee Stock Ownership Plan (“Plan”) is made pursuant to Article XI of the Plan.

NOW, THEREFORE, effective January 1, 2005, the Plan is hereby amended as follows:

Section 4.5 Contributions Made Under A Mistake Of Fact is added to the Plan and reads as follows:

4.5  Contributions Made Under A Mistake Of Fact: If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, then an amount may be returned to the Employer which is equal to the excess of the amount contributed over the amount which would have been contributed had the mistake not occurred. Earnings attributable to any such excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within one year of the date the contribution was made or the deduction disallowed, as the case may be.

IN WITNESS WHEREOF, this Eleventh Amendment to the Plan has been executed on this 5th day of May, 2005.

CAPITOL BANCORP LIMITED By: /s/ Cristin Reid English Cristin Reid English Chief Operating Officer

EXHIBIT 99.1 - 72

TWELFTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended as follows, effective as stated herein:

1. Article VI of the Plan is amended effective for involuntary cashout distributions made after March 27, 2005 by the addition of the following paragraph at the end thereof.

Involuntary Cashout Distributions. The provisions of this paragraph shall apply notwithstanding any provisions of the Plan to the contrary. In the event of an involuntary cashout distribution greater than $1,000 in accordance with the provisions of Article VI, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VI, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. The foregoing direct rollover requirement shall apply with respect to the entire amount of an involuntary cashout distribution. Thus, the portion of the distribution attributable to a rollover contribution (including earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(7), 408(d)(3)(A)(ii) and 457(e)(16) shall be considered when determining whether an involuntary cashout distribution is subject to the direct rollover requirement, regardless of whether such amount is otherwise excludible for purposes of determining the value of a Participant's nonforfeitable account balance under the Plan's involuntary cashout provisions.

2. The last two lines of the first paragraph of Section 6.4(b) shall be replaced with the following effective January 1, 2005:

merger of Capitol Bancorp Ltd. with or into any other entity (except where Capitol Bancorp Ltd. is the surviving entity, irrespective of the foregoing vesting schedule.

Dated: August 4, 2005	CAPITOL BANCORP LIMITED By: /s/ Cristin Reid English Cristin Reid English Chief Operating Officer

EXHIBIT 99.1 - 73

THIRTEENTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective July 1, 2005 by adding the following participating employer at the end of the list therein contained:

Name of Employer	Type of Entity	State of Organization	Date of Participation
Napa Community Bank	Banking Corp.	California	July 1, 2005

Dated: December 1, 2005	CAPITOL BANCORP LIMITED By: /s/ Cristin Reid English Cristin Reid English Chief Operating Officer
Dated: December 1, 2005	NAPA COMMUNITY BANK By: /s/ Dennis Pedisich Dennis Pedisich President and CEO

EXHIBIT 99.1 - 74

FOURTEENTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended as follows, effective as stated herein:

 1.     Article VI, Section 6.8 of the Plan is amended by the addition of the following categories at the end thereof:

     (5) Payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 153 (d)(1)(B)); or

     (6) Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Dated: April 27, 2006	CAPITOL BANCORP LIMITED By: /s/ Cristin Reid English Cristin Reid English Chief Operating Officer

EXHIBIT 99.1 - 75

FIFTEENTH AMENDMENT TO THE
CAPITOL BANCORP LTD.
EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended as follows, effective as stated herein:

1.    Article VI, Section 7.1 of the Plan is deleted in its entirety and replaced with the following, effective as of February 27, 2002:

Reinvestment of Cash Dividends. Any cash dividends payable on Employer Stock allocated to the Employer Stock Accounts of Participants will be reinvested in Employer Stock.

2.    The following participating employer is added at the end of the list therein contained effective January 1, 2006:

Name of Employer	Type of Entity	State of Organization	Date of Participation
Bank of Las Vegas	Banking Corp.	Nevada	Jan. 1, 2006

3. Article II, Section 2.1 BB is amended deleting subparagraph 4 in its entirety and replacing it with the following, effective as of February 27, 2002:

4. Hours of Service shall be determined on the basis of actual hours for which the Employee is paid or entitled to payment as reflected on the Employee's W-2 form.

4. Article VI, Section 6.8 is amended by inserting the following sentence prior to the last sentence of the first paragraph, effective as of February 27, 2002:

For purposes of calculating the amount available for a hardship distribution, the Committee shall use a Participant's vesting percentage as of the date of the request.

Dated: August 30, 2006	CAPITOL BANCORP LIMITED By: /s/ Cristin Reid English Cristin Reid English Its: Chief Operating Officer

EXHIBIT 99.1 - 76

Dated: August 30, 2006	BANK OF LAS VEGAS By: /s/ Vince Ciminise Vince Ciminise Its: President

EXHIBIT 99.1 - 77